SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2004

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho	83816

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
ITEM 7. EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 5.2

ITEM 5. OTHER EVENTS.

     In connection with the offering of its 1.25% Convertible Senior Notes due 2024 (the “Notes”) described immediately below, Coeur d’Alene Mines Corporation (the “Company”) is hereby filing certain exhibits. See “Item 7 Exhibits.”

     On January 13, 2004, the Company completed an offering of $180 million aggregate principal amount of the Notes, which includes $20 million principal amount issued upon the exercise in full by the underwriters of their over-allotment option. The offering was made pursuant to an existing universal shelf registration statement on Form S-3.

     The Notes are convertible, upon the occurrence of certain events, into shares of the Company’s common stock, par value $1.00 (the “Conversion Shares”).

ITEM 7. EXHIBITS.

     (c) Exhibits:

     The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2004, by and among the Company and Deutsche Bank Securities Inc., as representative for the underwriters.

4.1	Indenture, dated January 13, 2004, between the Company and The Bank of New York, as trustee.

5.1	Opinion Letter of William F. Boyd regarding the legality of the Conversion Shares.

5.2	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the legality of the Notes.

23.1	Consent of William F. Boyd (included as part of Exhibit 5.1)

23.2	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.2)

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: January 14, 2004	By:	/s/ James A. Sabala

Name: James A. Sabala Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2004, by and among the Company and Deutsche Bank Securities Inc., as representative for the underwriters.

4.1	Indenture, dated January 13, 2004, between the Company and The Bank of New York, as trustee.

5.1	Opinion Letter of William F. Boyd regarding the legality of the Conversion Shares.

5.2	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the legality of the Notes.

23.1	Consent of William F. Boyd (included as part of Exhibit 5.1)

23.2	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.2)

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